 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014 (November 12, 2014)

CHINA TELETECH HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	333-130937	59-3565377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Corporation Service Company 1201 Hays Street Tallahassee, FL
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (850) 521-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective November 12, 2014, China Teletech Holding, Inc. (the “Company”) dismissed its independent registered public accounting firm, Albert Wong & Co. LLP (“AWC”) effective immediately.  The dismissal was approved by the Board of Directors (the “Board”) of the Company.

AWC was engaged as the independent registered public accounting firm on July 31, 2014, (such period from July 31, 2014 to AWC’s dismissal, the “Engagement Period”). During the Engagement Period, AWC did not issue any reports on the Company’s financial statements and did not connect with any reports that contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2013 and through the Engagement Period, there were (i) no reports had ever been issued by AWC for these periods; (ii) the Company did not have disagreements with AWC on any matter of accounting  principles or practices,  financial statement  disclosure, or auditing scope or procedure, which disagreements if not  resolved  to the  satisfaction  of AWC would have caused them to make reference to the subject matter of the disagreement(s) in connection with reports for these periods; (iii) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided AWC with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that AWC furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of AWC’s response letter dated November 18, 2014 is filed as Exhibit 16.1 to this Form 8-K.

Effective November 12, 2014, the Company re-engaged WWC, P.C. (“WWC”) as the Company’s independent registered public accountant. The engagement was approved by the Board.  During the years ended December 31, 2012 and December 31, 2013 and through July 31, 2014, the Company had engaged WWC as its independent registered public accounting firm and had consulted with WWC regularly regarding accounting, auditing or financial reporting issues as WWC rendered its services. During the years ended December 31, 2012 and December 31, 2013 till the date hereof, the Company did not consult with WWC any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K. During July 31, 2014 till the date hereof, the Company did not consult with WWC regarding application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and neither a written report was provided to the Company nor oral advice was provided that WWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

The Company has provided WWC with a copy of the above disclosures prior to its filing with the Securities and Exchange Commission (the “SEC”), and has requested that WWC furnish a letter addressed to the SEC stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of WWC’s response letter dated November 18, 2014 is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from Albert Wong & Co. LLP dated November 18, 2014.

16.2	Letter to the Securities and Exchange Commission from WWC, P.C. dated November 18, 2014.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

CHINA TELETECH HOLDING, INC.

By:	/s/ Yankuan Li
Yankuan Li Chief Executive Officer